Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mercury Systems, Inc. of our report dated March 22, 2016 relating to the financial statements of Microsemi LLC – RF Integrated Solutions and its subsidiaries, which appears in Mercury Systems, Inc.’s Form 8-K dated April 4, 2016.
/s/ PricewaterhouseCoopers LLP

Irvine, CA
July 25, 2016